UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2017

ARCONIC INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

390 Park Avenue, New York, New York		10022-4608
(Address of Principal Executive Offices)		(Zip Code)

Office of Investor Relations 212-836-2758

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

Arconic Inc. (“Arconic” or the “Company”) will redeem on June 19, 2017 (the “Redemption Date”) all of its outstanding 6.50% Bonds due 2018 (CUSIP No. 022249BA3) (the “6.50% Bonds”) and 6.75% Notes due 2018 (CUSIP No. 013817AS0) (the “6.75% Notes” and, together with the 6.50% Bonds, the “Notes”) in accordance with the terms of the applicable Notes and the Indenture dated as of September 30, 1993, as supplemented, between Arconic and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). As of May 18, 2017, the aggregate outstanding principal amount of the 6.50% Bonds is $100,099,000 and the aggregate outstanding principal amount of the 6.75% Notes is $344,814,000.

The Redemption Price for the 6.50% Bonds shall be equal to the greater of (i) 100% of the principal amount of the 6.50% Bonds or (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 15 basis points, plus accrued interest thereon to the date of redemption.

The Redemption Price for the 6.75% Notes shall be equal to the greater of (i) 100% of the principal amount of the 6.75% Notes, plus accrued interest, if any, to the Redemption Date or (ii) the sum of the present values of the Remaining Scheduled Payments, discounted on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, plus 45 basis points, plus accrued interest to the date of redemption which has not been paid.

Capitalized terms used and not otherwise defined herein shall have the same meaning as given in the Indenture, the 6.50% Bonds or the 6.75% Notes, as the case may be.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding future expenses and tax rates. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to disruptions or volatility in the global financial markets, including changes affecting U.S. Treasury securities or failure of the trustee to receive moneys from Arconic sufficient to pay the redemption price of the Notes, whether due to third-party payments system disruptions or other events and the other risk factors summarized in the Company’s Form 10-K for the year ended December 31, 2016 and other reports filed with the U.S. Securities and Exchange Commission. Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

Dated: May 18, 2017	By:	/s/ Peter Hong
	Name:	Peter Hong
	Title:	Vice President and Treasurer